UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2024

Gyre Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12770 High Bluff Drive Suite 150 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 949-3681
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GYRE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On March 20, 2024, the Board of Directors (the “Board”) of Gyre Therapeutics, Inc. (the “Company”) appointed Rodney Nussbaum as a Class III director to serve until the Company’s 2024 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Mr. Nussbaum was also appointed as a member of the Audit Committee of the Board.

Mr. Nussbaum, age 68, is a retired Certified Public Accountant with nearly four decades of experience with global auditing and consulting firms. Mr. Nussbaum has served as Managing Executive of Atago Advisory, LLC, an accounting and financial reporting advisory firm, since October 2016. He was a Senior Partner at Ernst & Young in Tokyo, Japan from 2004 to 2016, a Senior Partner at KPMG in Tokyo, Japan from 2002 to 2004 and a Partner at Arthur Andersen from 1991 to 2002. During his career he has served a variety of client companies, ranging from entrepreneurial start-ups to those in the Global 100, in multiple industries including technology, pharmaceutical and medical devices. While in Japan, Mr. Nussbaum worked in capital markets practices, including involvement in cross border securities offerings and Foreign Private Issuers offerings in the United States. Mr. Nussbaum has served as a director of Cullgen, Inc. since December 2018 and as a director of Zeal Senior Living, Inc. since March 2020. He previously served as a director, Treasurer and Finance Committee Chair of the Montreux Homeowners Association from January 2020 to December 2023. He holds a Bachelor of Sciences in Business Administration/Accounting from Boston University.

In connection with his appointment to the Board, Mr. Nussbaum will be entitled to receive compensation in accordance with the Company’s non-employee director compensation policy as described under Item 1.01 in the Company’s Current Report on Form 8-K filed on October 30, 2023. Mr. Nussbaum is also entering into the Company’s standard form of indemnification agreement, a form of which was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 30, 2023.

There are no arrangements or understandings between Mr. Nussbaum and any other person pursuant to which he was appointed as director of the Company; there are no family relationships between Mr. Nussbaum and any director or executive officer of the Company; and Mr. Nussbaum is not a party to any transactions of the type that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing appointment is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

Exhibit Number	Exhibit Title or Description

99.1	Press Release, dated March 21, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GYRE THERAPEUTICS, INC.

Date: March 21, 2024	By:	/s/ Ruoyu Chen
	Name:	Ruoyu Chen
	Title:	Chief Financial Officer